UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 4, 2008

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware                                                    1-9273                                                     75-1285071
   (State or Other Jurisdiction                                                           (Commission                                                   (IRS Employer
        of Incorporation)                                                           File Number)                                                 Identification No.)

4845 US Highway 271 N.
     Pittsburg, Texas                                                                      75686-0093
(Address of Principal Executive Offices)                                                                               (ZIP Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Amendment No. 1 to the Current Report on Form 8-K is being filed to amend and restate in its entirety Item 5.02 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2008 (the "Original Report").  This amendment does not modify or update the information previously provided under Item 9.01 of the Original Report, and consequently does not include such Item 9.01 information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2008, the Board of Directors of Pilgrim's Pride Corporation (the "Company") unanimously elected J. Clinton Rivers as President and Chief Executive Officer of the Company.  Lonnie Ken Pilgrim, who had been serving as Interim President, will continue to serve as Chairman of the Board.

Mr. Rivers, 49, has served as Chief Operating Officer of the Company since October 2004.  He served as Executive Vice President of Prepared Foods Operations from November 2002 to October 2004.  Mr. Rivers was the Senior Vice President of Prepared Foods Operations from 1999 to November 2002, and was the Vice President of Prepared Foods Operations from 1992 to 1999.  From 1989 to 1992, he served as Plant Manager of the Mount Pleasant, Texas Production Facility.  Mr. Rivers joined Pilgrim’s Pride in 1986 as the Quality Assurance Manager, and he has also held positions at Perdue Farms and Golden West Foods.  He has been a member of the Board of Directors of the Company since January 2008.

In connection with and effective as of the election of Mr. Rivers as President and Chief Executive Officer, his annual base salary was increased from $800,000 to $1,000,000.  As described in the Company's Proxy Statement filed with the Securities and Exchange Commission on December 4, 2007, Mr. Rivers is eligible to participate in the Pilgrim's Pride Corporation Senior Executive Performance Bonus Plan (the "Bonus Plan"), and he is also eligible to participate in the Company’s broad-based programs including health, disability and life insurance programs and the Company's Employee Stock Investment Plan and 401(k) Salary Deferral Plan.  The Bonus Plan provides for five percent of the Company's U.S. income before income taxes to be allocated among certain key members of management.  Such amount is generally allocated among all plan participants based upon the ratio of each participant's eligible salary to the aggregate salaries of all participants.  The Bonus Plan also provides for a subcommittee of the Company's Compensation Committee to administer the plan provisions dealing with certain designated Section 162(m) participants, including Mr. Rivers. The Compensation Subcommittee retains the right, in its sole discretion, to reduce or eliminate, prior to payment thereof, the amount of any bonus that would otherwise be payable under the Bonus Plan to Section 162(m) participants.  Participants may generally be added to or removed from the Bonus Plan at the discretion of the Compensation Committee.  Bonuses are typically paid during the January following the fiscal year with respect to which the bonus has been granted.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:  March 10, 2008                                                                      By: /s/ Richard A. Cogdill
   Richard A. Cogdill
   Chief Financial Officer, Secretary and Treasurer